 Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of SeD Intelligent Home Inc. (the “Company”) for the three month period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2019	By:	/s/ Fai H. Chan
Fai H. Chan
Co-Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2019	By:	/s/ Moe T. Chan
Moe T. Chan
Co-Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2019	By:	/s/ Rongguo (Ronald) Wei
Rongguo (Ronald) Wei
Co-Chief Financial Officer
(Principal Financial Officer)

Date: August 14, 2019	By:	/s/ Alan W. L. Lui
Alan W. L. Lui
Co-Chief Financial Officer
(Principal Financial Officer)